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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEUROMETRIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	04-3308180 (IRS employer identification no.)
62 Fourth Avenue Waltham, MA (Address of principal executive offices)	02451 (Zip code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

        Securities Act registration statement file number to which this form relates: 333-115440

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        NeuroMetrix, Inc. is registering shares of common stock, $0.0001 par value per share, pursuant to a registration statement on Form S-1, File No. 333-115440, that was originally filed with the Securities and Exchange Commission on May 13, 2004 (as subsequently amended, the "Registration Statement"). The description of the common stock set forth in the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

Item 2. Exhibits.

1.
Form of Second Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc. (Incorporated by Reference to Exhibit 3.3 of the Registration Statement)

2.
Form of Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc. (Incorporated by Reference to Exhibit 3.4 of the Registration Statement)

3.
Form of Second Amended and Restated By-laws of NeuroMetrix, Inc. (Incorporated by Reference to Exhibit 3.6 of the Registration Statement)

4.
Specimen certificate for shares of common stock (Incorporated by Reference to Exhibit 4.1 of the Registration Statement)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEUROMETRIX, INC.
Date: July 19, 2004	By:	/s/ SHAI N. GOZANI, M.D., PH.D. Shai N. Gozani, M.D., Ph.D. President and Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE